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                                                                   Exhibit 10.87

                      [LETTERHEAD OF UNITEDGLOBALCOM, INC.]


                                 April 17, 2003


Mr. Gene W. Schneider
UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, CO 80237


     Re:   Split-Dollar Insurance Agreement

Dear Mr. Schneider:

     Effective July 30, 2002, the Sarbanes-Oxley Act of 2002 (the "Act") made it illegal for any public company to make loans to any of its directors or executive officers. UnitedGlobalCom, Inc. (the "Company") has been advised by counsel that it cannot pay premiums on your behalf under that certain Split-Dollar Agreement between you and the Company, dated February 15, 2001 (the "Split-Dollar Agreement"), without violating the Act. Accordingly, I am writing to advise you that, until further notice to you and except as otherwise provided in this letter, the Company will make no further premium payments on Lincoln policy number 4818556 and John Hancock policy number 020061875.

     It is likely that the coverage provided to you under the policies will remain in force for some time. Accordingly, each year that either or both of the above-referenced policies remains in force, you should continue to reimburse the Company in an amount equal to the "annual economic benefit" of this coverage. For 2003, the combined annual economic benefit of the policies is $12,451. Once the Company receives payment in this amount from you, it will forward these funds to the insurance companies to be applied toward the policies. The remainder of the premiums will be paid out of the cash value of the policy.

     If at any time in the future the Company is able to fulfill its contractual obligations and resume its payments under our split-dollar agreement without the risk of violating federal or state laws, it will do so.

                                        Sincerely,

                                        /s/ ELLEN SPANGLER

                                        Ellen Spangler, Esq.

cc: Jim Butler